UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2007

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Company previously disclosed that it intended to file by April 30, 2007, its Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2006, its Annual Report on Form 10-K for the fiscal year ended August 31, 2006 and its Quarterly Reports on Form 10-Q for the first and second fiscal quarters ended November 30, 2006 and February 28, 2007, respectively. While the Company has made significant progress toward the completion of its delinquent reports, it will not be in a position to file by such date. The Company expects to file its delinquent reports as soon as possible and no later than May 25, 2007, the last day of the temporary exception period granted to the Company by the Nasdaq Listing and Hearings Council.

A copy of the press release announcing that the Company will not be in a position to file its delinquent reports by April 30, 2007, dated April 25, 2007, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit
Number Description

99.1 Press Release issued by Apollo Group, Inc., dated April 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

April 25, 2007	By:	/s/ Joseph L. D'Amico

Name: Joseph L. D'Amico
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Apollo Group, Inc., dated April 25, 2007.